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                                                                    EXHIBIT 11.1

                                VISIONEER, INC.

                          COMPUTATION OF NET LOSS PER
                         COMMON SHARES AND EQUIVALENTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          YEAR ENDED DECEMBER
                                                                                  31,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
Weighted average common shares outstanding.............................    19,088        4,481
Weighted average common equivalent shares from convertible preferred
  stock and warrants, calculated using the if-converted method.........                  7,418
Common equivalent shares from convertible preferred stock and options issued between October 1, 1994 to December 12, 1995, included
  pursuant to Staff Accounting Bulletin No. 83.........................                  3,745
                                                                         --------     --------
Weighted average common shares and equivalents.........................    19,088       15,644
                                                                         ========     ========
Net loss...............................................................  $(24,392)    $(11,553)
                                                                         ========     ========
Net loss per share.....................................................  $  (1.28)
                                                                         ========
Unaudited pro forma net loss per share.................................               $  (0.74)
                                                                                      ========